UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2012

THE DUN & BRADSTREET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, NJ		07078
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 921-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Page
Item 2.02 Results of Operations and Financial Condition	1
Item 7.01 Regulation FD Disclosure	1
Item 8.01 Other Information.	1
Item 9.01 Financial Statements and Exhibits	1
SIGNATURES	2
EX-99.1: PRESS RELEASE

- i -

Item 2.02.	Results of Operations and Financial Condition.

On October 25, 2012, we issued a press release announcing our financial results for the third quarter period ended September 30, 2012. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 2.02 by reference.

Item 7.01.	Regulation FD Disclosure.

On October 25, 2012, we issued a press release reaffirming our 2012 full-year financial guidance. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference.

Item 8.01	Other Information.

On October 25, 2012, we announced the following changes to our Global Leadership Team, effective January 1, 2013:

Emanuele A. Conti has been named President, North America. Mr. Conti joined D&B in June 2003 and has held various roles of increasing responsibility. These positions included: Leader of Corporate Strategy, Vice President of Small Business Solutions in North America, President of Europe, Latin America and Partnerships, Chief Administrative Officer and President, International.

Byron C. Vielehr has been named President, International and Global Operations. Mr. Vielehr joined D&B in July 2005 and has held various roles of increasing responsibility. These positions included: Chief Information Officer and Leader, Technology, Chief Quality Officer, President, Integration Solutions, President, Global Risk & Analytics and President, North America.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press Release of The Dun & Bradstreet Corporation, dated October 25, 2012 (furnished pursuant to Item 2.02 and Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/s/ Richard S. Mattessich
Richard S. Mattessich
Vice President, Associate General
Counsel and Assistant Corporate Secretary

DATE: October 25, 2012